                                                                   Exhibit 10.72

                                                                    May 26, 1999

To the Purchaser(s) Set Forth on Exhibit A hereto:


                  HALSEY DRUG CO., INC., a New York corporation (the "Company"), agrees with you as follows:

                                    ARTICLE I

            AUTHORIZATION OF THE SECURITIES; ADJUSTMENT OF CONVERSION
                            PRICE AND WARRANT PRICES

                  I.1. Authorization of Securities. The Company represents that it has taken all corporate action necessary to authorize the issuance and sale of (a) its 5% Convertible Senior Secured Debentures due March 15, 2003 in the aggregate principal amount of $22,862,603.04 (the "Debentures"), (b) warrants to purchase an aggregate of 2,309,351 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company initially at a price of $1.404 per share (the "$1.404 Warrants") and (c) warrants to purchase an aggregate of 2,309,351 shares of Common Stock initially at a price of $2.285 per share (the "$1.404 Warrants" and together with the $2.285 Warrants, the "Warrants"). The Debentures and the Warrants (collectively, the "Securities") are to be sold pursuant to this Agreement to you (each of you is sometimes referred to herein as a "Purchaser"). Interest on the Debentures is payable at the rate of 5% per annum, as more particularly specified in the form of Debenture attached hereto as Exhibit B. Each Debenture is convertible in whole or in part from time to time into a number of shares of Common Stock initially at the rate of one share of Common Stock for each $1.404 in principal amount of the Debenture to be converted. For purposes of this Agreement, the term "Shares" shall mean the shares of Common Stock which may be issued upon conversion of all or a portion of the principal amount of the Debentures and the shares of Common Stock that may be issued from time to time pursuant to the exercise of the Warrants. The term "Shares" does not include any other shares of Common Stock or other capital stock of the Company.

                  I.2. Adjustment of Conversion Price and Warrant Prices. The prices at which Shares may be acquired upon conversion of the Debentures and exercise of the Warrants (the "Conversion Price" and the "Warrant Prices", respectively) are subject to adjustment as set forth therein.

                                   ARTICLE II

             SALE AND PURCHASE OF THE SECURITIES; SECURITY DOCUMENTS

                  II.1. Sale and Purchase of the Securities. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to each Purchaser and/or such Purchaser's designees, and each Purchaser, severally and not jointly, will purchase from the Company, on the Closing Date specified in Article 3, the Securities for the purchase prices set forth opposite such Purchaser's name on Exhibit A.

                  The Company and Oracle Strategic Partners, L.P. ("Oracle") acknowledge and agree that the funding of the remaining aggregate of $10,000,000 in principal amount of the Debentures as set forth in Exhibit A hereto will be funded in two (2) equal installments (each an Installment"). The first Installment of $5,000,000 will be made within three (3) business days after the later to occur of (i) written notice by the Company to Oracle of the Company's receipt of approval from the U.S. Food and Drug Administration ("FDA") relating to its Abbreviated New Drug Application ("ANDA") for Prednisolone Syrup, and
(ii) written notice by the Company to Oracle indicating that the Charter Amendment (as defined and provided in Section 9.12(B) hereof) has been filed with, and accepted for filing by, the Office of the Department of State of the State of New York (such notice shall include a copy of the Charter Amendment stamped "filed" by the Office of the Department of State of the of New York). The second and final Installment of $5,000,000 will be funded within three (3) business days after the later of: (i) written notice by the Company to Oracle of the Company's receipt of FDA approval for the ANDA relating to Doxycycline Monohydrate; (ii) receipt of shareholder approval of the proposals as described in Section 9.12(B) hereof, provided, however that in the event that FDA approval of the ANDA relating to Doxycycline Monohydrate shall not have been received on or prior to March 31, 2000, Oracle shall have no obligation to fund the final $5,000,000 Installment as provided herein and in Exhibit A hereto. The Company shall provide Oracle with written evidence of the FDA's approval of the ANDA for each of Prednisolone Syrup and Doxycycline Monohydrate promptly upon receipt of same from the FDA.

                  II.2. Company Security Documents. All of the obligations of the Company under the Debentures shall be secured by the following:

                  (a) A lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to a Company General Security Agreement dated of even date herewith between the Company and Oracle, as agent for the Purchasers (the "Company General Security Agreement"), which, except for Permitted Liens (as hereinafter defined in Section 10.4), shall be a first lien ranking pari passu with the lien granted to the investors in the Company's 5% convertible senior secured debentures due March 15, 2003 issued pursuant to a certain Debenture and Warrant Purchase Agreement dated March 10, 1998 between the Company and the Purchasers listed on the signature page thereto (the "March 1998

Debentures").

                  (b) Collateral assignments of all leases, contracts, patents, copyrights, trademarks and service marks of the Company (collectively, the "Company Collateral Assignments").

                  II.3. Guaranties. All of the obligations of the Company under the Debentures shall be guaranteed pursuant to Continuing Unconditional Secured Guaranties (each, a "Guaranty" and collectively, the "Guaranties") by each of the following subsidiaries of the Company (each, a "Guarantor"):

                    (a) Houba, Inc. ("Houba"); and
                    (b) Halsey Pharmaceuticals, Inc.

                  II.4. Guarantor Security Documents. All of the obligations of the Guarantors under the Guaranties shall be secured by the following:

                    (a) A lien on all of the personal property and assets of the respective Guarantors now existing or hereinafter acquired, granted pursuant to a Guarantors General Security Agreement dated of even date herewith between the Guarantors and Oracle, as agent for the Purchasers (the "Guarantors Security Agreement"), which, except for Permitted Liens (as hereinafter defined in
Section 10.4), shall be a first lien ranking pari passu with the lien granted to the investors in the March 1998 Debentures.

                    (b) Collateral assignments of all leases, contracts, patents, copyrights, trademarks and service marks of the Guarantors (collectively, "Guarantor Collateral Assignments").

                    (c) A first mortgage granted by Houba on real property owned by Houba located at 16235 State Road 17, Culver, Indiana (the "Mortgage").

                                   ARTICLE III

                                     CLOSING

                  The closing of the purchase and sale of the Securities (the "Closing") will take place at the offices of St. John & Wayne, Two Penn Plaza East, Newark, New Jersey 07105 simultaneously with the execution of this Agreement, or such other place, time and date as shall be mutually agreed to by the Company and the Purchasers. Such time and date is herein called the "Closing Date."

                  On the Closing Date there will be delivered to each Purchaser:
(a) a Debenture dated the Closing Date, in the principal amount set forth opposite the name of such Purchaser in Exhibit A, (b) a warrant certificate or certificates substantially in the form of Exhibit C registered in such Purchaser's name representing the right to purchase for $1.404 per Share the number of Shares set forth opposite the name of such Purchaser on Exhibit A and
(c) a warrant certificate or certificates substantially in the form of Exhibit D representing the right to purchase for $2.285 per Share the number of Shares set forth opposite the name of such Purchaser on Exhibit A. The number of Shares which may be purchased upon exercise of the Warrants is subject to adjustment as provided therein. The foregoing Securities shall be delivered by the Company, against delivery by each Purchaser to the Company of a certified or official bank check payable to the order of the Company drawn upon or issued by a bank which is a member of the New York Clearinghouse for banks (or wire transfer) for the amount set forth opposite the name of such Purchaser on Exhibit A.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to you as follows:

                  IV.1. Organization and Existence, etc. Except as set forth in
Section 4.1 of the Schedule of Exceptions attached hereto as Exhibit E (the "Schedule of Exceptions") or in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Annual Report"), the Company is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business in such other jurisdictions as the nature of its operations or the ownership of its properties require such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Company's business, operations, assets or condition (financial or otherwise), or on its ability to perform its obligations under this Agreement and the transactions contemplated hereby (a "Material Adverse Effect") and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted; the Company has all requisite corporate power and authority to enter into this Agreement, to issue the Securities as contemplated herein and to carry out and perform its obligations under the terms and conditions of this Agreement. The Company does not own or lease any property or engage in any activity in any jurisdiction which might require qualification to do business as a foreign corporation in such jurisdiction and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect or subject the Company to a material liability. The Company has furnished Purchasers with true, correct and complete copies of its Certificate of Incorporation, By-Laws and all amendments thereto, as of the date hereof.

                  IV.2. Subsidiaries and Affiliates. Section 4.2 of the Schedule of Exceptions sets forth the name, jurisdiction of incorporation and authorized and outstanding capitalization of each entity in which the Company owns securities having a majority of the voting power in the election of directors or persons serving equivalent functions (each, a "Subsidiary"). Except as set forth in Section 4.2 of the Schedule of Exceptions, the Company has, and upon the Closing will have, no Subsidiaries and will not own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity. Except as set forth in Section 4.2 of the Schedule of Exceptions or in the Annual Report, each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. Except as set forth in Section 4.2 of the Schedule of Exceptions, no Subsidiary owns or leases any property or engages in any activity in any jurisdiction which might require such Subsidiary to qualify to do business as a foreign corporation in such jurisdiction and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or subject such Subsidiary to a material liability.

                  IV.3.    Capitalization.

                  (a) As of the date hereof, the Company's authorized capital stock consists of 40,000,000 shares of Common Stock, par value $.01 per share, of which 14,286,440 shares are outstanding and 25,713,560 are reserved for issuance for the purposes set forth in Section 4.3 of the Schedule of Exceptions. As of the date hereof, the Company holds 439,603 shares of Common Stock in its treasury which shares may be reissued.

                  (b) All the issued and outstanding shares of capital stock of the Company shall, as of the Closing, (i) have been duly authorized and validly issued, (ii) be fully paid and nonassessable and (iii) have been offered, issued, sold and delivered by the Company in compliance with applicable Federal and state securities laws. Other than as set forth in Section 4.3(a), Section
4.3 of the Schedule of Exceptions or the Annual Report, there are no outstanding preemptive, conversion or other rights, options, warrants, calls, agreements or commitments granted or issued by or binding upon the Company, for the purchase or acquisition of any shares of its capital stock or securities convertible into or exercisable or exchangeable for capital stock.

                  IV.4. Authorization. All corporate action on the part of the Company and the directors and, except as otherwise provided in Section 9.12 hereof, stockholders of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the transactions contemplated herein, and for the authorization, issuance and delivery of the Securities, has been taken or will have been taken prior to the Closing.

                  IV.5. Binding Obligations; No Material Adverse Contracts, etc. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms. Except as set forth in Section 4.5 of the Schedule of Exceptions and as provided in Sections 9.12 and 9.14 hereof, the execution, delivery and performance by the Company of this Agreement and compliance herewith will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or Federal law to which the Company is subject, the Certificate of Incorporation, as amended, or the By-Laws, as amended, of the Company, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, which violation or conflict could reasonably be expected to have a Material Adverse Effect, or except for liens on the assets of the Company created in favor of the Purchasers and the investors in the March 1998 Debentures, result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. Except as set forth in Section 4.5 of the Schedule of Exceptions or the Annual Report, no stockholder of the Company has or will have any preemptive rights or rights of first refusal by reason of the issuance of the Securities or Shares issuable upon conversion or exercise of the Securities.

                  IV.6. Compliance with Instruments, etc. Except as set forth in
Section 4.6 of the Schedule of Exceptions or the Annual Report, neither the Company nor any Subsidiary is (a) in default past any grace, notice or cure period under any indenture, agreement or instrument to which it is a party or by which it is bound, (b) in violation of its Certificate of Incorporation, By-Laws or of any applicable law, (c) in default with respect to any order, writ, injunction or decree of any court, administrative agency or arbitrator, or (d) in default under any order, license, regulation or demand of any government agency, which default or violation could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

                  IV.7. Litigation. Except as set forth in Section 4.7 of the Schedule of Exceptions or the Annual Report, there is no action, suit or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any Subsidiary before any court, administrative agency or arbitrator or any action, suit or proceeding pending, or, to the knowledge of the Company, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the issuance of the Securities.

                  IV.8.    Financial Information; SEC Documents.

                    (a) The Company has furnished to the Purchasers the consolidated financial statements of the Company and its Subsidiaries, including consolidated balance sheets as of December 31, 1998 and 1997 and consolidated statements of operations, changes in cash flows and stockholders' equity, covering the three years ended December 31, 1998, all of which statements have been certified by Grant Thornton LLP, certified public accountants, and all of which statements are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such financial statements fairly present the condition of the Company and its Subsidiaries as of the dates thereof and the results of the operations of the Company and its Subsidiaries for such periods.

                    (b) The Company has also furnished to the Purchasers the unaudited consolidated balance sheet of the Company and its subsidiaries as of March 31, 1999, and the related unaudited consolidated statements of operations, consolidated statements of cash flow and consolidated statements of stockholders' equity for the three months ended March 31, 1999 and March 31, 1998. Such financial statements fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section, the consolidated financial position of the Company and its Subsidiaries as of such date and their consolidated results of operations for such periods (subject to normal year-end adjustments)

                    (c) None of the documents filed by the Company with the Commission since December 31, 1997 contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not false or misleading in light of the circumstances in which they were made. There is no fact known to the Company which the Company has not disclosed to the Purchasers prior to or as of the date of this Agreement which materially and adversely affects, or in the future is likely to materially and adversely affect, the business, properties, condition (financial or otherwise) or business prospects of the Company and its Subsidiaries, taken as a whole.

                  IV.9. Offering. Subject in part to the truth and accuracy of the Purchasers' representations and the compliance by each Purchaser with its covenants set forth in this Agreement and any subscription agreement executed and delivered by the Purchasers, the offer, sale and issuance of the Securities as contemplated by this Agreement are not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Company, or anyone acting on its behalf, will not take any action hereafter that would cause such registration requirements to be applicable.

                  IV.10. Permits; Governmental and Other Approvals.

                    (a) Other than as set forth in Section 4.10 of the Schedule of Exceptions or the Annual Report, each of the Company and its Subsidiaries possesses such franchises, licenses, permits and other authority as are necessary for the conduct of its business as now being conducted and proposed to be conducted (except where the failure to possess such franchises, licenses, permits or other authority could not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole) and the Company and its Subsidiaries are not in default under any of such franchises, licenses, permits or other authority. Other than as set forth in Section 4.10 of the Schedule of Exceptions, the Annual Report or as otherwise contemplated in Article IX hereof, no approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority or any other person or entity is required in connection with the Company's valid execution, delivery and performance of this Agreement or the offer, issuance and sale of the Securities by the Company to the Purchasers or the consummation of any other transaction contemplated on the part of the Company hereby.

                           (b) Without limiting the generality of the
representations and warranties made in Section 4.10(a), the Company represents and warrants that (i) it and the Guarantors are in compliance in all material respects with all applicable provisions of the Federal Food, Drug, and Cosmetic Act (the "FDC Act"), (ii) its products and those of the Guarantors are not adulterated or misbranded and are in lawful distribution, and (iii) it and the Guarantors are in compliance with the following specific requirements: the Company and the Guarantors have registered all facilities with the United States Food and Drug Administration (the "FDA"); the Company and the Guarantors have listed all drug products with the FDA; each drug product marketed by the Company or any Guarantor is the subject of an application approved by the FDA; all marketed drug products comply with any conditions of approval and the terms of the application submitted to the FDA; all drug products are manufactured in compliance with the FDA's good manufacturing practice regulations; all products are labeled and promoted in accordance with the terms of the marketing application and the provisions of the FDC Act; all adverse events that were required to be reported to the FDA have been reported to the FDA in a timely manner; each of the Company and the Guarantors is in compliance in all material respects with the terms of the consent agreement entered into by the Company with the United States Attorney for the Eastern District of New York on behalf of the FDA on June 29, 1993, as amended; to the Company's knowledge, neither the Company nor any Guarantor is employing or utilizing the services of any individual who has been debarred under the FDC Act; all stability studies required to be performed for products distributed by the Company or a Guarantor have been completed or are ongoing in accordance with the applicable FDA requirements; any products exported by the Company or a Guarantor have been exported in compliance with the FDC Act; and each of the Company and the Guarantors is in compliance in all material respects with the provisions of the Prescription Drug Marketing Act, to the extent applicable.

                  (c) Without limiting the general liability of the representations and warranties made in Section 4.10(a), the Company also represents and warrants that it and the Guarantors are in compliance in all material respects with all applicable provisions of the

Controlled Substances Act (the "CSA") and that the Company and the Guarantors are in compliance with the following specific requirements: the Company and the Guarantors are registered with the Drug Enforcement Administration (the "DEA") at each facility where controlled substances are exported, imported, manufactured or distributed; all controlled substances are stored and handled pursuant to DEA security requirements; all records and inventories of receipt and distributions of controlled substances are maintained in the manner and form as required by DEA regulations; all reports, including, but not limited to, ARCOS, manufacturing quotas, production quotas, and disposals, have been submitted to DEA in a timely manner; all adverse events, including thefts or significant losses of controlled substances, have been reported to DEA in a timely manner; to the Company's knowledge, neither the Company nor any Guarantor is employing any individual, with access to controlled substances, who has previously been convicted of a felony involving controlled substances; and any imports or exports of controlled substances have been conducted in compliance with the CSA and DEA regulations.

                  IV.11. Sales Representatives, Customers and Key Employees. Other than as set forth in Section 4.11 of the Schedule of Exceptions or the Annual Report, to the knowledge of the Company, no independent sales representatives, customers or key employees or group of key employees of the Company or any Guarantor has any intention to terminate his, her or its relationship with the Company or such Subsidiary on or after the Closing or in the case of employees, leave, as of the Closing, the employ of the Company on and after the Closing. Other than as set forth in Section 4.11 of the Schedule of Exceptions or the Selected Reports or as contemplated by this Agreement, all personnel are employed on an "at will" basis and may be terminated upon notice of not more than 30 days.

                  IV.12. Copyrights, Trademarks and Patents. (a) Section 4.12 of the Schedule of Exceptions sets forth a list of all of the Company's and any Guarantor's patents, patent applications, trademarks, copyrights, trademark registrations and applications therefor, patent, trademark or trade name licenses, contracts with employees or others relating in whole or in part to disclosure, assignment or patenting of any inventions, discoveries, improvements, processes, formulae or other know-how, and all patent, trademark or trade names or copyright licenses which are in force (referred to collectively as "Intellectual Property Rights"). The Intellectual Property Rights are, to the best of the Company's knowledge and belief, fully valid and are in full force and effect.

                           (b) The Company or a Guarantor owns outright all of
the Intellectual Property Rights listed on Section 4.12 of the Schedule of Exceptions attached hereto free and clear of all liens and encumbrances except for the Permitted Encumbrances and pays no royalty to anyone under or with respect to any of them.

                           (c) Neither the Company nor any Guarantor has
licensed anyone to
use any of such Intellectual Property Rights and has no knowledge of the infringing use by the Company or any Guarantor of any intellectual property rights.

                           (d) The Company has no knowledge, nor has it received
any notice (i) of any conflict with the asserted rights of others with respect to any Intellectual Property Rights used in, or useful to, the operation of the business conducted by the Company and the Guarantors or with respect to any license under which the Company or a Guarantor is licensor or licensee; or (ii) that the Intellectual Property Rights infringe upon the rights of any third party.

                  IV.13. Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1998. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

                  IV.14. Registration Rights. Except as provided for in this Agreement or as set forth in Section 4.14 of the Schedule of Exceptions or in the Annual Report, neither the Company nor any Guarantor is under any obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued.

                  IV.15. No Discrimination; Labor Matters. Neither the Company nor any Guarantor in any manner or form discriminates, fosters discrimination or permits discrimination against any person based on gender or age, or belonging to any minority race or believing in any minority creed or religion. The Company is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities and the Company has no knowledge of any facts or information that would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company nor is any grievance currently being asserted.

                  IV.16.   Environmental Matters.

                           (a) Each of the Company and the Guarantors has
obtained all environmental, health and safety permits necessary or required for the operation of its business (except where the failure to possess such franchises, licenses, permits or other authority could not reasonably be expected to have a Material Adverse Effect on the Company or the

Guarantors), and all such permits are in full force and effect and each of the Company and the Guarantors is in compliance in all material respects with all terms and conditions of such permits.

                           (b) Except as set forth in Section 4.16 of the
Schedule of Exceptions or the Annual Report, there is no proceeding pending or, to the best knowledge of the Company, threatened, which may result in the denial, rescission, termination, modification or suspension of any environmental or heath or safety permits necessary for the operation of the business of the Company and the Guarantors.

                           (c) Except as set forth in Section 4.16 of the
Schedule of Exceptions or the Annual Report, during the occupancy by the Company or any Guarantor of any real property owned or leased by the Company or such Guarantor, neither the Company nor any Guarantor, and to the best knowledge of the Company, no other person or entity, has caused or permitted materials to be generated, released, stored, treated, recycled, disposed of on, under or at such parcels, which materials, if known to be present, would require clean up, removal or other remedial or responsive action under any environmental laws. To the best knowledge of the Company, there are no underground storage tanks and no polychlorinated biphenyls ("PCB's"), PCB contaminated oil or asbestos on any property leased by the Company or any Guarantor.

                           (d) Except as set forth in Section 4.16 of the
Schedule of Exceptions or the Annual Report, neither the Company nor any Guarantor is subject to any judgment, decree, order or citation related to or arising out of environmental laws, or has received notice that it has been named or listed as a potentially responsible party by any person or governmental body or agency in any matter arising under environmental laws.

                           (e) To the best of the Company's knowledge, each of
the Company and the Guarantors has disposed of all waste in full compliance with all environmental laws.

                  IV.17. Taxes. Except as set forth in Section 4.17 of the Schedule of Exceptions or the Annual Report, the Company and each of the Guarantors have filed all necessary income, franchise and other material tax returns, domestic and foreign and have paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company or any Guarantor which, if so assessed, could reasonably be expected to have a Material Adverse Effect on the Company or the Guarantors.

                  IV.18.   Employee Benefit Plans and Similar Arrangements.

                  (a) Section 4.18 of the Schedule of Exceptions lists all employee benefit plans and collective bargaining, labor and employment agreements or other similar arrangements in effect to which the Company, the Guarantors, and any of its ERISA Affiliates are a party or by which the Company, the Guarantors, and any of its ERISA Affiliates are bound, legally or otherwise, including, without limitation, any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement; any plan, agreement or arrangement providing for fringe benefits or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees; any employment agreement; or any other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended through the date of this Agreement ("ERISA")) (herein referred to individually as "Plan" and collectively as "Plans"). For purposes of this Agreement, "ERISA Affiliate" means (i) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code")) as the Company, its Subsidiaries, or any ERISA Affiliate; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within the meaning of Section 414(c) of the Code) with the Company, its Subsidiaries, or any ERISA Affiliate; and (iii) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, its Subsidiaries or any ERISA Affiliate, or any corporation described in clause (i) or any partnership, trade or business described in clause (ii) of this paragraph.

                  (b) True and complete copies of the following documents with respect to any Plan of the Company, its Subsidiaries, and each ERISA Affiliate, as applicable, have been delivered to Oracle, as agent: (i) the most recent Plan document and trust agreement (including any amendments thereto and prior plan documents, if amended with the last two years), (ii) the last two Form 5500 filings and schedules thereto, (iii) the most recent Internal Revenue Service ("IRS") determination letter, (iv) all summary plan descriptions, (v) a written description of each material non-written Plan, (vi) each written communication to employees intended to describe a Plan or any benefit provided by such Plan,
(vii) the most recent actuarial report, and (viii) all correspondence with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation concerning any controversy. Each report described in clause (vii) accurately reflects the funding status of the Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Plan.

                  (c) Each Plan is and has been maintained in compliance in all material respects with applicable law, including but not limited to ERISA, and the Code and with any applicable collective bargaining agreements or other contractual obligations.

                  (d) Except as shown on Section 4.18 of the Schedule of Exceptions, with respect to any Plan that is subject to Section 412 of the Code ("412 Plan"), there has been no failure to make any contribution or pay any amount due as required by Section 412 of the Code, Section 302 of ERISA or the terms of any such Plan, and no funding waiver has been requested or received from the IRS. The assets of the Company, its Subsidiaries, or and ERISA Affiliates are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of the Company, any Subsidiary, or any ERISA Affiliate to make timely installments or other payments required under Code Section 412.

                  (e) Except as shown on Section 4.18 of the Schedule of Exceptions or in the Annual Report, no Plan subject to Title IV of ERISA has any "Unfunded Pension Liability." For purpose of this Agreement, Unfunded Pension Liability means, as of any determination date, the amount, if any, by which the present value of all benefit liabilities (as that term is defined in Section 4001(a)(16) of ERISA) of a plan subject to Title IV of ERISA exceeds the fair market value of all assets of such plan, all determined using the actuarial assumptions that would be used by the PBGC in the event of a termination of the plan on such determination date.

                  (f) Except as shown on Section 4.18 of the Schedule of Exceptions, to the best knowledge of the Company, its Subsidiaries, and ERISA Affiliates, there are no pending or threatened claims, investigations, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (i) any Plan or its assets, (ii) any ERISA Affiliate with respect to any 412 Plan, or (iii) any fiduciary with respect to any Plan for which the Company, its Subsidiaries, or any ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise.

                  (g) Neither the Company, any Subsidiary, nor any ERISA Affiliate has incurred and or reasonably expects to incur (i) any withdrawal liabilities as defined in Section 4201 of ERISA ("Withdrawal Liability") and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in Withdrawal Liabilities, or any liability under Section 4063, 4064, or 4243, or (ii) any outstanding liability under Title IV of ERISA with respect to any 412 Plan.

                  (h) Except as shown on Section 4.18 of the Schedule of Exceptions, within the last five years, neither the Company, any Subsidiary, nor any ERISA Affiliate has transferred any assets or liabilities of a 412 Plan subject to Title IV of ERISA which had, at the date of such transfer, an Unfunded Pension Liability or has engaged in a transaction which may reasonably be subject to Section 4212(c) or Section 4069 of ERISA.

                  (i) Neither the Company, any Subsidiary, nor any ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

                  4.19. Personal Property. The Company and the Guarantors have good and marketable title to each item of equipment, machinery, furniture, fixtures, vehicles, structures and other personal property, tangible and intangible, included as an asset in the Financial Statements filed as part of the Company's Annual Report and as part of its Form 10-Q for the period ended March 31, 1999 free and clear of any security interests, options, liens, claims, charges or encumbrances whatsoever, except as set forth in Schedule 4.7 hereto and as disclosed in the Company General Security Agreement and the Guarantors General Security Agreement executed in connection herewith. The tangible personal property owned by the Company or used by the Company on the date hereof in the operation of its business is adequate for the business conducted and proposed to be conducted by the Company.

                  4.20. Real Property. The Company and the Guarantors do not own any fee simple interest in real property other than as set forth on Schedule
4.20 (the "Owned Property"). The Company and the Guarantors do not lease or sublease any real property other than as set forth on Schedule 4.20 (the "Leased Property"). The Company has previously delivered to Purchaser a true and complete copy of all of the lease and sublease agreements, as amended to date (the "Leases") relating to the Owned Property and the Leased Property. The Company enjoys a peaceful and undisturbed possession of the Owned Property and Leased Property. No person other than the Company has any right to use or occupy any part of the Owned Property and the Leased Property. The Leases are valid, binding and in full force and effect, all rent and other sums and charges payable thereunder are current, no notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured default on the part of the Company or, to the best of the Company's knowledge, on the part of the landlord or sublandlord, as the case may be, thereunder, exists under the Leases, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. There are no sub-leases, licenses or other agreements granting to any person other than the Company or the Guarantors any right to possession, use, occupancy or enjoyment of the Premises demised by the Leases. All of the Premises are used in the conduct of the Company's or the Guarantors' business.

                  All material permits, licenses, franchises, approvals and authorizations (collectively, the "Real Property Permits") of all governmental authorities having jurisdiction over each Leased Property and from all insurance companies and fire rating and other similar boards and organizations (collectively, the "Insurance Organizations"), required have been issued to the Company and the Guarantors to enable each Leased Property to be lawfully occupied and used for all the purposes for which they are currently occupied and used and have been lawfully issued and are, as of the date hereof, in full force and effect.

                  Neither the Company nor the Guarantors have received any notice nor have they any knowledge of any pending, threatened or contemplated condemnation proceeding affecting any Leased Property or any part thereof.

                  4.21. Disclosure. The information heretofore provided and to be provided pursuant to this Agreement, including the Schedules of Exceptions and the Exhibits hereto, and each of the agreements, documents, certificates and writings previously delivered to the

Purchasers or their representatives, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements and writings contained herein and therein not false or misleading in the light of the circumstances under which they were made. There is no fact which could reasonably be expected to have a Material Adverse Effect on the Company or the Guarantors or the prospects of the Company or the Guarantors which has not been set forth herein.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each of the Purchasers severally represents and warrants to the Company that it is acquiring the Securities for investment for its own account and is not acquiring any of the Securities with the view to, or for resale in connection with, any distribution thereof. Each Purchaser understands that none of the Securities have been registered under the Securities Act. If the Purchaser should in the future decide to dispose of any Securities it is understood that the Purchaser may do so only in compliance with the Securities Act. Each Purchaser will be required to complete and execute the form of Subscription Agreement attached as Exhibit J hereto. Purchaser acknowledges that the Company will rely upon the representations made by such Purchaser in the Subscription Agreement in connection with the issuance of the Securities to be sold hereunder.

                                   ARTICLE VI

                     CONDITIONS TO CLOSING OF THE PURCHASERS

                  The obligation of each Purchaser to purchase the Securities at the Closing is subject to the fulfillment to such Purchaser's satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by such Purchaser:

                  VI.1. Representations and Warranties Correct. The representations and warranties in Article 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                  VI.2. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

                  VI.3. Compliance Certificate. The Company shall have delivered to the Purchaser a certificate of the Company's President, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement and other matters as the Purchaser shall reasonably request.

                  VI.4. No Impediments. Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction which would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Securities.

                  VI.5. Waivers/Elections of Rights of First Refusal. The Company shall have obtained from each person other than a Purchaser who has any current effective right of first refusal with respect to the Securities, a written waiver or election of such right in form and substance reasonably satisfactory to the Purchasers.

                  VI.6. Other Agreements and Documents. The Company shall have issued to such Purchaser all of the Securities (including the Debenture, the $1.404 Warrants and the $2.285 Warrants) and the Company or each of the Guarantors shall have executed and delivered the following agreements and documents:

                  (a) The Company Security Agreement in the form of Exhibit F attached hereto;

                  (b) The Guaranties in the form of Exhibit G attached hereto;

                  (c) The Guarantors Security Agreement in the form of Exhibit H attached hereto;

                  (d) Financing Statements on Form UCC-1 with respect to all personal property and assets of the Company and each Guarantor;

                  (e) A certified copy of the Certificate of Incorporation of the Company and each Guarantor and all amendments thereto;

                  (f) A copy of the By-Laws of the Company and each Guarantor as amended to date, certified as being true by a principal officer of the Company;

                  (g) A Certificate of Good Standing and Tax Status from the state of incorporation of the Company and each Guarantor and from every state in which any of them is qualified to do business;

                  (h) The Mortgage; and

                  (i) Intercreditor Agreement in the form of Exhibit I attached hereto.

                  VI.7. Consents. The Company shall have obtained all necessary consents or waivers, if any, from all parties to any other material agreements to which the Company is a party or by which it is bound immediately prior to the Closing in order that the transactions contemplated hereby may be consummated and the business of the Company may be conducted by the Company after the Closing without adversely affecting the Company.

                  VI.8. Legal Investment. At the time of the Closing, the purchase of the Securities to be purchased by each Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                  VI.9. Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been taken and the Purchasers shall have received such other documents, in form and substance reasonably satisfactory to the Purchasers and their counsel, as to such other matters incident to the transaction contemplated hereby as the Purchasers may reasonably request.

                  VI.10. Opinion of Counsel. The Purchasers shall have received the opinion of St. John & Wayne, L.L.C., counsel to the Company, dated the Closing Date, substantially in the form of Exhibit J attached hereto.

                  VI.11. Nomination of Director. One designee of the Purchasers shall have been nominated for election as a director of the Company for consideration at the Company's 1999 Annual Meeting of Shareholders.

                                   ARTICLE VII

                      CONDITIONS TO CLOSING OF THE COMPANY

                  The Company's obligation to sell the Securities at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

                  VII.1. Representations. The representations made by each Purchaser pursuant to Article 5 hereof and in the Subscription Agreement shall be true and correct when made and shall be true and correct on the Closing Date.

                  VII.2. Legal Investment. At the time of the Closing, the purchase of the Securities shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

                  VII.3. Payment of Purchase Price. The Company shall have received payment in full of the purchase price for the Securities.


                                  ARTICLE VIII

                                   PREPAYMENT

                  VIII.1. No Optional Prepayments. The Company may not at any time, without the prior written consent of the holders of all outstanding Debentures, prepay any Debenture, in whole or in part.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

                  The Company hereby covenants and agrees, so long as any Securities remain outstanding, as follows:

                  IX.1. Maintenance of Corporate Existence, Properties and Leases; Taxes; Insurance.

                  (a) The Company shall and shall cause each of the Guarantors to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business.

                  (b) The Company shall and shall cause the Guarantors to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall cause the Guarantors to at all times comply with each material provision of all leases to which it is a party or under which it occupies property.

                  (c) The Company shall and shall cause each of the Guarantors to, except as otherwise described in the Annual Report, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and the Guarantors, and all claims or indebtedness (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a lien upon the assets or property of the Company or the Guarantors; provided, however, that any such tax, lien, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or the Guarantors shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or the Guarantors will pay or cause to be paid any such tax, lien, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. The Company shall and shall cause the Guarantors to pay or cause to be paid all other indebtedness incident to the operations of the Company or the Guarantors.

                  (d) The Company shall and shall cause each of the Guarantors to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or the Guarantors, in amounts sufficient to prevent the Company or the Guarantors from becoming a co-insurer of the property insured; and the Company shall and shall cause the Guarantors to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or the Guarantors is a party or by which it is bound.

                  IX.2. Basic Financial Information. The Company shall furnish the following reports to each Purchaser (or any transferee of any Securities), so long as the Purchaser is a holder of any Securities:

                  (a) within thirty (30) days after the end of each of the twelve (12) monthly accounting periods in each fiscal year (or when furnished to the Company's Board of Directors, if earlier), unaudited consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for each monthly period and for the period from the beginning of such fiscal year to the end of such monthly period, together with consolidated balance sheets of the Company and its Subsidiaries as at the end of each monthly period, setting forth in each case comparisons to budget and to corresponding periods in the preceding fiscal year, which statements will be prepared in accordance with generally accepted accounting principles, consistently applied;

                  (b) within ninety (90) days after the end of each fiscal year, consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for the period from the beginning of each fiscal year to the end of such fiscal year, and consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, which statements will be prepared in accordance with generally accepted accounting principles, consistently applied (except as approved by the accounting firm examining such statements and disclosed by the Company), and will be accompanied by:

                  (i) an unqualified report of the Company's independent certified public accounting firm;

                  (ii) a report from such accounting firm addressed to the Purchasers, stating that in making the audit necessary to express their opinion on the financial statements, nothing has come to their attention which would lead them to believe that the Company is not in compliance with the financial covenants contained in, or that an Event of Default has occurred with respect to, this Agreement or the Debentures (an "Event of Non-Compliance") or, if such accountants have reason to believe that any Event of Non-Compliance has occurred, a letter specifying the nature thereof; and

         (iii) the management letter of such accounting firm;

                  (c) within forty-five (45) days after the end of each quarterly accounting period in each fiscal year, a certificate of the Chief Financial Officer of the Company stating that the Company is in compliance with the terms of this Agreement and any other material contract or commitment to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or if the Company or any of its Subsidiaries is not in compliance, specifying the nature and period of noncompliance, and what actions the Company or such Subsidiary has taken and/or proposes to take with respect thereto. Notwithstanding the foregoing, the certificate delivered at the end of each fiscal year of the Company shall be signed by both the Chief Executive Officer and the Chief Financial Officer of the Company and shall be delivered within ninety (90) days after the end of the fiscal year;

                  (d) promptly upon receipt thereof, any additional reports or other detailed information concerning significant aspects of the operations and condition, financial or otherwise, of the Company and its Subsidiaries, given to the Company by its independent accountants;

                  (e) at least thirty (30) days prior to the end of each fiscal year, a detailed annual operating budget and business plan for the Company and its Subsidiaries for the succeeding twelve-month period. Such budgets shall be prepared on a monthly basis, displaying consolidated statements of anticipated income and retained earnings, consolidated statements of anticipated cash flow and projected consolidated balance sheets, setting forth in each case the assumptions (which assumptions and projections shall represent and be based upon the good faith judgment in respect thereof of the chief executive officer of the Company) behind the projections contained in such financial statements, and which budgets shall have been approved by the Board of Directors of the Company prior to the beginning of each twelve-month period for which such budget shall have been prepared and, promptly upon preparation thereof, any other budgets that the Company may prepare and any revisions of such annual or other budgets;

                  (f) within ten (10) days after transmission or receipt thereof, copies of all financial statements, proxy statements and reports which the Company sends to its stockholders or directors, and copies of all registration statements and all regular, special or periodic reports which it or any of its officers or directors files with the Commission, the American Stock Exchange (the "AMEX") or with any other securities exchange on which any of the securities of the Company are then listed or proposed to be listed, copies of all press releases and other statements made generally available by the Company to the public concerning material developments in the business of the Company and its Subsidiaries and copies of material communications sent to or received from stockholders, directors or committees of the Board of Directors of the Company or any of its Subsidiaries and copies of all material communications sent to and received from any lender to the Company; and

                  (g) with reasonable promptness such other information and financial data concerning the Company as any person entitled to receive materials under this Section 9.2 may reasonably request.

                  IX.3. Notice of Adverse Change. The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

                  (a)      any Event of Default;

                  (b) the institution or threatening of institution of an action, suit or proceeding against the Company or any Subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole whether or not arising in the ordinary course of business; or

                  (c) any information relating to the Company or any Subsidiary which could reasonably be expected to materially and adversely affect the assets, property, business or condition (financial or otherwise) of the Company or its ability to perform the terms of this Agreement. Any notice given under this Section 9 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

                  IX.4. Compliance With Agreements; Compliance With Laws. The Company shall comply and cause its Subsidiaries to comply, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its Subsidiaries is a party or by which it or they may be bound. The Company shall and shall cause each of its Subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, Federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets, including, but not limited to, the requirements of the FDA Act, the Prescription Drug Marketing Act, the CSA, the Employee Retirement Income Security Act of 1978, the Environmental Protection Act, the Occupational Safety and Health Act, the Foreign Corrupt Practices Act and the rules and regulations of each of the agencies administering such acts.

                  IX.5. Protection of Licenses, etc. The Company shall and shall cause its

Subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a Subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

                  IX.6.  Accounts and Records; Inspections.

                  (a) The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis.

                  (b) The Company shall permit each holder of any Securities or any of such holder's officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its Subsidiaries and (i) to make extracts or copies of the books, accounts and records of the Company or its Subsidiaries, and (ii) to discuss the affairs, finances and accounts of the Company and its Subsidiaries, with the Company's (or Subsidiary's) directors and officers, its independent public accountants, consultants and attorneys.

                  (c) Nothing contained in this Section 9.6 shall be construed to limit any rights which a holder of any Securities (a "Holder") may have with respect to the books and records of the Company and its Subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

                  IX.7.  Board Members and Meetings.

                  The Company agrees to hold meetings of its Board of Directors at least four (4) times a year, at no more than three-month intervals. So long as the Purchasers own any Debentures, the Purchasers (by action of the holders of a majority of the outstanding principal amount of the Debentures) shall have the right to designate for nomination one person to be a member of the Company's Board of Directors and the Company shall cause such designee to be nominated on the Closing Date, subject to the approval of the Company's shareholders for (i) the election of such designee and (ii) an amendment to the Company's certification of incorporation to increase the size of the Board of Directors. So long as the Purchasers own any Debentures, at each annual meeting of Stockholders held thereafter, the Purchasers (by action of the holders of a majority of the outstanding principal amount of the Debentures) shall have the right to nominate one designee to be a member of the Board of Directors.

                  IX.8. Maintenance of Office. The Company will maintain its principal office at the address of the Company set forth in Section 16.5 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the Company, until such time as the Company shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

                  IX.9. Use of Proceeds. The Company shall use all the proceeds received from the sale of the Securities pursuant to this Agreement for the purposes set forth in Section 9.9 of the Schedule of Exceptions.

                  IX.10. Payment of Debentures. The Company shall pay the principal of and interest on the Debentures in the time, the manner and the form provided therein.

                  IX.11. Reporting Requirements. The Company shall comply with its reporting and filing obligations pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall provide copies of such reports, including, without limitation, reports on Form 10-K, 10-Q, 8-K and Schedule 14A promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form, to each holder of Securities promptly upon filing with the Commission.

                  IX.12. Amendments to the Company's Certificate of
Incorporation.

                  (A) The Company will present to its shareholders for consideration at the 1999 Annual Meeting of Shareholders (i) a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock available for issuance from 40,000,000 to 75,000,000 shares in order to provide for a sufficient number of authorized shares to be available and reserved for issuance upon conversion of the Debentures and exercise of the Warrants, (ii) a proposal to amend the Company's Certificate of Incorporation to provide that holders of Debentures shall have the right to vote as part of a single class with all holders of Common Stock of the Company on all matters to be voted on by such stockholders with such Holder having such number of votes as shall equal the number of votes they would have had such Holders converted the entire outstanding principal amount of the Debentures into Shares immediately prior to the record date relating to such vote, (iii) a proposal to obtain shareholder approval to permit the issuance of the Company's Common Stock in an amount exceeding twenty percent (20%) of the Company's outstanding Common Stock on the date of this Agreement pursuant to the conversion of the Debentures and exercise of the Warrants, (iv) a proposal to amend the Company's Certificate of Incorporation to increase the size of the Board of Directors from a maximum of eight (8) to a maximum of eleven (11) directors, and (v) the nomination for director of a designee of the Purchasers (as designated by the holders of a majority of the outstanding principal amount of the Debentures). Upon receipt of approval from the Company's shareholders to increase the Company's authorized shares from 40,000,000 to 75,000,000 shares, the Company will file an amendment to the Certificate of Incorporation to reflect such increase in the Company's authorized shares to 75,000,000 shares of Common Stock and at all times cause there to be reserved for issuance a sufficient number of Shares upon conversion of the Debentures and exercise of the Warrants.

                  (B) Upon execution of this Purchase Agreement, the Company shall use its best efforts to promptly file with the Federal Trade Commission and the Department of Justice, but in no event later than sixty (60) days from the date of this Purchase Agreement, all required Pre-Merger Notifications and Reports ("Notifications") pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended ("HSR Act") in conjunction with a corresponding filing by Galen Partners III, L.P. and Galen Partners International III, L.P. (collectively, "Galen"), in order to permit the Company to file the amendment to its Certificate of Incorporation approved at the Company's Annual Shareholder's Meeting held on June 30, 1998 providing the holders of the Company's 5% Convertible Senior Secured Debentures due March 15, 2003 ("March 1998 Debentures") with the right to vote as part of a single class with all holders of the Company's Common Stock on all matters to be voted on by such stockholders on a "as converted" basis (the "Charter Amendment"). Promptly upon the satisfaction of the waiting period required under the HSR Act, the Company shall file with the Secretary of State of the State of New York the Charter Amendment and convene a special meeting of the Company shareholders (the "Special Meeting") to reconsider the proposals described in Section 9.12(A)(i),
(ii) and (iii) in the event such proposals were not approved at the Company's Annual Shareholders Meeting. By execution of this Agreement by counterpart solely as to the provisions of this Section 9.12(B), Galen agrees to file its required Notifications under the HSR Act and to exercise its voting rights provided under the Charter Amendment at the Special Meeting and cast all such votes in favor of the proposals described above at the Special Meeting.

                  IX.13. Listing of Common Stock. As promptly as practicable following receipt of shareholder approval of the amendment to the Company's Certificate of Incorporation contemplated in Section 9.12 hereof, the Company shall file the appropriate applications for listing with the AMEX the shares underlying the Debentures and Warrants. The Company shall use its best efforts and work diligently to accomplish such listings as promptly as practicable after the 1999 Annual Meeting of Shareholders.

                  IX.14. HSR Act Filing. The Purchasers acknowledge and agree that until the filing, if required, of all Pre-Merger Notifications and reports ("Notifications") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the issuance of the Securities and the expiration or termination of all applicable waiting periods thereunder, a Certificate of Amendment to the Certificate of Incorporation of the Company providing for voting rights for the Holders will not be filed. The Company agrees to file all Notifications, if any, required to be filed by it under the HSR within sixty (60) days after the date hereof.

                  IX.15. Further Assurances. From time to time the Company shall execute and deliver to the Purchasers and the Purchasers shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

                                    ARTICLE X

                               NEGATIVE COVENANTS

                  The Company hereby covenants and agrees, so long as any Purchaser owns any Debentures, it will not (and not allow any of the Guarantors to), directly or indirectly, without the prior written consent of the holders of at least a majority in aggregate principal amount of the Debentures then outstanding, as follows:

                  X.1. Payment of Dividends; Stock Purchase. Declare or pay any cash dividends on, or make any distribution to the holders of, any shares of capital stock of the Company, other than dividends or distributions payable in such capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of capital stock of the Company or warrants or rights to acquire such capital stock.

                  X.2. Stay, Extension and Usury Laws. At any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereinafter in force, which may affect the covenants or the performance of the Debentures, the Company hereby expressly waiving all benefit or advantage of any such law, or by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders but will suffer and permit the execution of every such power as though no such law had been enacted.

                  X.3. Reclassification. Effect any reclassification, combination or reverse stock split of the common stock of the Company.

                  X.4. Liens. Except as otherwise provided in this Agreement, create, incur, assume or permit to exist any mortgage, pledge, lien, security interest or encumbrance on any part of its properties or assets, or on any interest it may have therein, now owned or hereafter acquired, nor acquire or agree to acquire property or assets under any conditional sale agreement or title retention contract, except that the foregoing restrictions shall not apply to:

                  (a) liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

                  (b) liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

                  (c) liens securing indebtedness of the Company or any Subsidiaries which (i) is permitted under Section 10.5(h) or (ii) is in an aggregate principal amount not exceeding

$500,000 and which liens are subordinate to liens on the same assets held by the Holders;

                  (d) statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

                  (e) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (f) any attachment or judgment lien not constituting an Event of Default;

                  (g) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (h) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (i) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (k) liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its Subsidiaries;

                  (l) the liens listed in Section 10.4 of the Schedule of Exceptions ("Permitted Liens"); and

                  (m) the replacement, extension or renewal of any lien permitted by this Section 10.4 upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

                  X.5. Indebtedness. Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any indebtedness, excluding, however, from the operation of the covenant:

                           (a) any indebtedness or the incurring, creating or
assumption of any indebtedness secured by liens permitted by the provisions of
Section 10.4 (c) above;

                           (b) the endorsement of instruments for the purpose of
deposit or collection in the ordinary course of business;

                           (c) indebtedness which may, from time to time be
incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $500,000 and is subordinate to the indebtedness under this Agreement;

                           (d) indebtedness existing on the date hereof and
described in Section 10.5 of the Schedule of Exceptions;

                           (e) indebtedness relating to contingent obligations
of the Company and its Subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its Subsidiaries;

                           (f) indebtedness relating to loans from the Company
to its Subsidiaries;

                           (g) indebtedness relating to capital leases in an
amount not to exceed $500,000;

                           (h) indebtedness relating to a working capital line
of credit in an amount not to exceed $10,000,000;

                           (i) accounts or notes payable arising out of the
purchase of merchandise or services in the ordinary course of business; or

                           (j) indebtedness (if any) expressly permitted by, and
in accordance with, the terms and conditions of this Agreement.

                  For purposes hereof, the term "indebtedness" shall mean and include (A) all items which would be included on the liability side of a balance sheet of the Company (or a Subsidiary) as of the date on which indebtedness is to be determined, excluding capital stock, surplus, capital and earned surplus reserves, which, in effect, were appropriations of surplus or offsets to asset values (other than reserves in respect of obligations, the amount, applicability or validity of which is, at such date, being contested by such corporation), deferred credits of
                                       28
amounts representing capitalization of leases; (B) the full amount of all indebtedness of others guaranteed or endorsed (otherwise than for the purpose of collection) by the Company (or Subsidiary) for which the Company (or Subsidiary) is obligated, contingently or otherwise, to purchase or otherwise acquire, or for the payment or purchase of which the Company (or Subsidiary) has agreed, contingently or otherwise, to advance or supply funds, or with respect to which the Company (or Subsidiary) is contingently liable, including, without limitation, indebtedness for borrowed money and indebtedness guaranteed or supported indirectly by the Company (or Subsidiary) through an agreement, contingent or otherwise (1) to purchase the indebtedness, or (2) to purchase, sell, transport or lease (as lessee or lessor) property, or to purchase or sell services at prices or in amounts designed to enable the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or
(3) to supply funds to or in any other manner invest in the debtor; and (C) indebtedness secured by any mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed; provided, however, that such term shall not mean and include any indebtedness (x) in respect to which monies sufficient to pay and discharge the same in full shall have been deposited with a depositary, agency or trustee in trust for the payment thereof, or (y) as to which the Company (or Subsidiary) is in good faith contesting, provided that an adequate reserve therefor has been set up on the books of the Company (or Subsidiary).

                  X.6. Merger, Consolidation, etc. Merge or consolidate with any person pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding voting stock of the Company is converted into or exchanged for voting stock of the surviving or transferee corporation and the beneficial owners of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 66_% of the voting stock of the surviving or transferee corporation immediately after such transaction; or sell, transfer, lease or otherwise dispose of all or substantially all of its consolidated assets (as shown on the most recent financial statements of the Company or the Subsidiary, as the case may be) in any single transaction or series of related transactions; or liquidate, dissolve, recapitalize or reorganize in any form of transaction.

                  X.7. Arm's Length Transactions. Enter into any transaction, contract or commitment or take any action other than at Arm's Length. For purposes hereof the term "Arm's Length" means a transaction or negotiation in which each party is completely independent of the other, seeks to obtain terms which are most favorable to it and has no economic or other interest in making concessions to the other party.

                                   ARTICLE XI

                               REGISTRATION RIGHTS

                  XI.1. Restrictive Legend. Each certificate representing (i) any Debenture, (ii) the Warrants or (iii) any Shares or other securities issued in respect of the Debentures, Warrants or

Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event or upon the exercise of the Warrants or conversion of the Debentures, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         "THIS [NAME OF SECURITY] [AND THE COMMON STOCK ISSUABLE UPON [CONVERSION] [EXERCISE] HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH [NAME OF SECURITY] REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH [NAME OF SECURITY] [AND/OR COMMON STOCK] MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                           XI.2. Certain Definitions. As used in this Article
11, the following terms shall have the following respective meanings:

         "Holders" shall mean the Purchasers or any person to whom a Purchaser or transferee of a Purchaser has assigned any Debenture, Warrants or Shares.

         "Initiating Holders" shall mean any persons who in the aggregate are Holders of at least a majority of the Shares.

         "Registrable Securities" shall mean any Shares issued upon exercise of the Warrants, conversion of any Debenture or in respect of the Shares issued upon exercise of the Warrants or conversion of any Debenture upon any stock split, stock dividend, recapitalization or similar event. "Requesting Stockholders" shall mean holders of securities of the Company entitled to have securities included in any registration pursuant to Section 11.3 and who shall request such inclusion.

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 11.3 and 11.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses, reasonable fees and disbursements for one counsel for the Initiating Holders, and the expense of any special audits incident to or required by any such registration, exclusive of Selling Expenses.

                  "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 11.1 hereof.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and, except as otherwise provided in "Registration Expenses", all fees and disbursements of counsel for any Holder.

                  XI.3.  Requested Registration.

                  (a) Requests for Registration. The Initiating Holders may request registration under the Securities Act of all or part of their Registrable Securities. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities and any other stockholder having registration rights which entitle it to participate in such registration. The Company will include in such registration all Registrable Securities with respect to which it has received written requests for inclusion therein within fifteen (15) days after receipt of the Company's notice. The Company shall cause its management to cooperate fully and to use its best efforts to support the registration of the Registrable Securities and the sale of the Registrable Securities pursuant to such registration as promptly as is practicable. Such cooperation shall include, but not be limited to, management's attendance and reasonable presentations in respect of the Company at road shows with respect to the offering of Registrable Securities. The registration requested under this Section 11.3(a) is referred to herein as a "Demand Registration."

                  (b) Number of Registrations. The Holders of Registrable Securities will be entitled to request one (1) Demand Registration for which the Company will pay all Registration Expenses. A registration will not count as a Demand Registration until it has become effective; provided, however, that whether or not it becomes effective the Company will pay all Registration Expenses in connection with any registration so initiated.

                  (c) Priority on Demand Registrations. If a Demand Registration is an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number which can be sold in such offering, the Company will include in such registration such number of Shares, which in the opinion of such underwriters, may be sold, allocated among the Holders electing to participate pro rata in accordance with the amounts of securities requested to be so included by the respective Holders. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Holders of a majority of the Registrable Securities requesting such registration. Any persons other than Holders of Registrable Securities who participate in a Demand Registration which is not at the Company's expense must pay their share of the Registration Expenses. A registration shall not count as a Demand Registration if some or all of the Shares which any Holder desires to include therein are not included due to the determination of the managing underwriters referred to in the first sentence of this Section 11.3(c).

                  (d) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within six (6) months after the effective date of a previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 11.4 other than a registration of Registrable Securities intended to be offered on a continuous or delayed basis under Rule 415 or any successor rule under the Securities Act (a "Shelf Registration").

                  XI.4.  Piggyback Registrations.

                  (a Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or pursuant to a registration on Forms S-4 or S-8 or any successors to such forms) and the registration form to be used may be used for the registration and contemplated disposition of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within thirty (30) days after the receipt of the Company's notice.

                  (b Piggyback Expenses. The Registration Expenses of the Holders of Registrable Securities will be paid by the Company.

                  (c Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell,
(ii) second, the Registrable Securities and securities of the Company with respect to which similar registration rights have heretofore been granted and requested to be included in such registration, pro rata in accordance with the amounts of Registrable Securities and such securities requested to be so included by the respective Holders and holders of such securities of the Company; and (iii) third, any other securities requested to be included in such registration.

                  (d Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities and securities of the Company with respect to which similar registration rights have heretofore been granted and requested to be included in such registration, pro rata in accordance with the amounts of Registrable Securities and such securities requested to be so included by the respective Holders and holders of such securities of the Company, and (iii) third, other securities requested to be included in such registration.

                  (e Other Restrictions. The Company hereby agrees that if it has previously filed a registration statement with respect to Registrable Securities pursuant to Section 11.3 or pursuant to this Section 11.4, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any other similar form for employee benefit plans), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six (6) months has elapsed from the effective date of such previous registration or, if sooner, until all Registrable Securities included in such previous registration have been sold.

                  XI.5.  Holdback Agreements.

                  (a Each Holder of Registrable Securities which is a party to this Agreement agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration) or, if sooner, until all Registrable Securities included within such registration have been sold.

                  (b The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any other similar form for employee benefit plans) or, if sooner, until all Registrable Securities included within such registration have been sold, and
(ii) to use its reasonable best efforts to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted) or, if sooner, until all Registrable Securities included within such registration have been sold.

                  XI.6. Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Article 11, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a prepare and file with the Commission a registration statement with respect to such Registrable Securities, which registration statement will state that the Holders of Registrable Securities covered thereby may sell such Registrable Securities either under such registration statement or, at any Holder's proper request, pursuant to Rule 144 (or any similar rule then in effect), and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                  (b prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 11.6(i) hereof and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                  (e notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (g provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

                  (i cause the Registrable Securities to be registered on such appropriate registration form or forms of the Commission as shall permit a delayed or continuous offering of the Registrable Securities pursuant to Rule 415 under the Securities Act and permit the disposition of the Registrable Securities in accordance with the method or methods of disposition requested by the Initiating Holders and keep such registration statement effective until the Holders have completed the sale and distribution of the Registrable Securities.

                  XI.7. Expenses of Registration. All Registration Expenses incurred in connection with a registration, qualification or compliance pursuant to this Article 11 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders and the Requesting Stockholders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, in which case the Holders and Requesting Stockholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and, further, that such registration shall not be counted as a Demand Registration pursuant to
Section 11.3.

                  XI.8.  Indemnification.

                  (a The Company will indemnify each Holder, each Holder's officers, directors, employees, agents and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance of such Holder's securities has been effected pursuant to this Article 11, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any related registration statement notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each Holder's officers, directors, employees, agents and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission of material fact based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

                  (b Each Holder and Requesting Stockholder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of the Company's directors and officers and each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other Holder and Requesting Stockholder and each of their officers, directors, employees, agents and partners, and each person controlling such Holder or Requesting Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, its officers and directors, each underwriter, each person controlling the Company or such underwriter, each other Holder and Requesting Stockholders, their officers, directors, employees, agents, partners and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Requesting Stockholder and stated to be specifically for use therein; provided, however, that the obligations of each Holder and Requesting Stockholders hereunder shall be limited to an amount equal to the proceeds (after deduction of underwriting discounts, if any) to each such Holder or Requesting Stockholder of securities sold as contemplated herein.

                  (c Each party entitled to indemnification under this Section
11.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 11 unless such failure has had a material adverse effect on such claim. The parties to this Agreement reserve any rights to claim under this Agreement for damages actually incurred by reason of any failure of the Indemnified Party to give prompt notice of a claim. To the extent counsel for the Indemnifying Party shall in such counsel's reasonable judgment, have a conflict in representing an Indemnified Party in conjunction with the Indemnifying Party or other Indemnified Parties, such Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party subject to the approval of such counsel by the Indemnified Party (whose approval shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom.

                  XI.9. Information by Holders. Each Holder of Registrable Securities, and each Requesting Stockholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Requesting Stockholder and the distribution proposed by such Holder or Requesting Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 11.

                  XI.10. Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to register any securities of the Company more favorable than the rights granted under this Article 11.

                  XI.11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                  (a make and keep public information available as those terms are understood and defined and interpreted in and under Rule 144 under the Securities Act, at all times from and after the date hereof;

                  (b file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c so long as the Purchaser owns any Restricted Securities, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to anyone other than its employees), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchaser to sell any such securities without registration.

                  XI.12. Participation in Underwritten Registrations. No person may participate in any underwritten registration hereunder unless such person
(i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  XI.13. Selection of Underwriters. If any Demand Registration is an underwritten offering, the Holders of a majority of the Registrable Securities included in such registration have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Company (which approval will not be unreasonably withheld). If any registration other than a Demand Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval of the Holders of a majority of the Registrable Securities included in such registration (which approval will not be unreasonably withheld).

                  XI.14. Termination of Registration Rights. The rights of Holders to request a Demand Registration or participate in a Piggyback Registration shall expire on March 15, 2007.

                                   ARTICLE XII

                               EVENTS OF DEFAULTS

                  XII.1. Events of Default. If any of the following events shall occur and be continuing an "Event of Default" shall be deemed to have occurred:

                  (a if the Company shall default in the payment of (i) any part of the principal of any Debenture, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or
(ii) the interest on any Debenture; when the same shall become due and payable; and in each case such default shall have continued without cure for ten (10) days from the scheduled date of payment of such principal and/or interest;

                  (b If the Company shall default in the performance of any of the covenants contained in Articles 9 or 10 and in the case of a default under Sections 9.1 through and including 9.8, 9.13, 9.14 or 10.4 (exclusive of Section 10.4(c)), such default shall have continued without cure for thirty days (30) days after written notice (a "Default Notice") is given to the Company with respect to such covenant by any Holder or Holders of the Debentures (the Company to give forthwith to all other Holders of the Debentures at the time outstanding written notice of the receipt of such Default Notice, specifying the default referred to therein);

                  (c If the Company shall default in the performance of any other material agreement or covenant contained in this Agreement or in any other agreement executed in connection with this Agreement and such default shall not have been remedied to the satisfaction of the Holder or Holders of at least a majority in aggregate principal amount of the Debentures then outstanding, within forty five (45) days after a Default Notice shall have been given to the Company (the Company to give forthwith to all other Holders of Debentures at the time outstanding written notice of the receipt of such Default Notice, specifying the default referred to therein);

                  (d If any representation or warranty made in this Agreement or in or any certificate delivered pursuant hereto shall prove to have been incorrect when made;

                  (e If any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Company or a Subsidiary, in excess of $250,000, or which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $750,000 becoming due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable;

                  (f If any of the Company or its Subsidiaries shall default in the observance or performance of any term or provision of an agreement to which it is a party or by which it is bound which default could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and such default is not waived or cured within the applicable grace period;

                  (g If a final judgment which, either alone or together with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $2,000,000 shall be rendered against the Company or any Subsidiary and such judgment shall have continued undischarged or unstayed for sixty (60) days after entry thereof;

                  (h If the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or if the Company or any Subsidiary shall suffer a receiver or trustee for it or substantially all of its assets to be appointed, and, if appointed without its consent, not to be discharged or stayed within ninety (90) days; or if the Company or any Subsidiary shall suffer proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors to be instituted by or against it, and, if contested by it, not to be dismissed or stayed within ninety (90) days; or if the Company or any Subsidiary shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within ninety (90) days after its issue or levy; or if the Company or any Subsidiary takes corporate action in furtherance of any of the aforesaid purposes or conditions; or

                   (i (A) Prior to November 30, 1999, the directors and the shareholders of the Company do not (i) approve an amendment to the Certificate of Incorporation of the Company to (a) increase the number of authorized shares of Common Stock from 40,000,000 to 75,000,000 and (b) give the holders of Debentures voting rights as set forth in Section 9.12(A) of this Agreement, and
(ii) authorize the issuance by the Company of shares of its Common Stock in excess of twenty percent (20%) of the Company's outstanding shares of the date hereof upon conversion of the Debentures and exercise of the Warrants as set forth in Section 9.12(A) of this Agreement.

                  XII.2.  Remedies.

                  (a Except as provided in Section 12.2(c) hereof, upon the occurrence of an Event of Default, any Holder or Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time (unless all defaults shall theretofore have been remedied) at its or their option, by written notice or notices to the Company (i) declare all the Debentures to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived; and (ii) declare any other amounts payable to the Purchasers under this Agreement or as contemplated hereby due and payable.

                  (b Notwithstanding anything contained in Section 12.2(a), in the event that at any time after the principal of the Debentures shall so become due and payable and prior to the date of maturity stated in the Debentures all arrears of principal of and interest on the Debentures (with interest at the rate specified in the Debentures on any overdue principal and, to the extent legally enforceable, on any interest overdue) shall be paid by or for the account of the Company, then the holder or holders of at least a majority in aggregate principal amount of the Debentures then outstanding, by written notice or notices to the Company, may (but shall not be obligated to) waive such Event of Default and its consequences and rescind or annul such declaration, but no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom. If any holder of a Debentures shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action will give written notice thereof to all other holders of the Debentures then outstanding, describing such notice or other action and the nature of the claimed default.

                  (c) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default under Section 12.1(i)(concerning the failure to obtain shareholder approval of the matters described in such Section) the Purchasers' shall have the right to require the Company to redeem the Debentures at par, together with outstanding interest, plus a default interest payment computed at the annual rate of five percent (5%) accruing from the date of issuance of the Debentures until redeemed by the Company. Upon the occurrence of an Event of Default pursuant to Section 12.1(i), the Purchasers may provide written notice to the Company, in accordance with Section 16.5 hereof, demanding that the Company redeem all or any portion of the Debentures. Not later than fifteen (15) days following the receipt of such notice, the Company shall remit to the Purchasers, against the surrender of the Debentures and the Warrants issued to the Purchaser pursuant to this Agreement, the sum of the principal amount of the Debentures, plus accrued and unpaid interest through the date of redemption computed at the annual rate of five percent (5%), plus a default interest payment computed at the annual rate of five percent (5%) from the date of issuance of the Debentures through and including the date of redemption. The Company's redemption obligations under this Section 12.2(c) are conditioned upon the Purchaser's surrender of the Debentures and Warrants issued pursuant to this Agreement. In the event a Purchaser demands the redemption by the Company of less than the entire principal amount of a Debenture, the Company will issue a new Debenture of like tenor to the Purchaser in a principal amount equal to the unredeemed principal amount of such Debenture.

                  XII.3. Enforcement. In case any one or more Events of Default shall occur and be continuing, the Holder of a Debenture then outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in such Debenture or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. Each Holder agrees that it will give written notice to the other Holders prior to instituting any such action. In case of a default in the payment of any principal of or interest on any Debenture, the Company will pay to the Holder thereof such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney's fees, expenses and disbursements. No course of dealing and no delay on the part of any Holder of any Debenture in exercising any rights shall operate as a waiver thereof or otherwise prejudice such Holder's rights. No right conferred hereby or by any Debenture upon any Holder thereof shall be exclusive of any other right referred to herein or therein or now available at law in equity, by statute or otherwise.


                                  ARTICLE XIII

                              AMENDMENT AND WAIVER

                  This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchasers. Provided that such written consent of the Company and the Purchasers is given:

                  (a Holders of at least a majority in aggregate principal amount of the Debentures then outstanding may by written instrument amend or waive any term or condition of this Agreement relating to the rights or obligations of Holders of Debentures, which amendment or waiver operates for the benefit of such Holders, except that no such amendment or waiver shall (i) change the fixed maturity of any Debentures, the rate or the time of mandatory prepayment of principal thereof or payment of interest thereon, the principal amount thereof, without the consent of the holder of the Debentures so affected, (ii) change the aforesaid percentage of Debentures, the Holders of which are required to consent to any such amendment or waiver, without the consent of the holders of all the Debentures then outstanding or (iii) change the percentage of the amount of the Debentures, the Holders of which may declare the Debentures to be due and payable under Article 12.

                  The Company and each Holder of a Debenture then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Article 13, whether or not such Debenture shall have been marked to indicate such modification, but any Debenture issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of such modification to all of the holders of the Debentures then outstanding.

                  (b Holders of at least a majority of the Shares then outstanding may by written instrument amend or waive any term or condition of this Agreement relating to the rights or obligations of holders of Shares, which amendment or waiver operates for the benefit of such holders but in no event shall the obligation of any holder of Shares hereunder be increased, except upon the written consent of such holder of Shares.

                  The Company and each holder of a Share then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Article 13, whether or not such Share shall have been marked to indicate such modification, but any Share issued thereafter shall bear a notation as to any such modification. Promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of such modification to all of the holders of the Shares then outstanding.

                                   ARTICLE XIV

                     EXCHANGE AND REPLACEMENT OF DEBENTURES

                  XIV.1. Subject to Section 15.2, at any time at the request of any Holder of one or more of the Debentures to the Company at its office provided under Section 16.5, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue in exchange therefor new Debentures, in such denomination or denominations ($100,000 or any larger multiple of $100,000, plus one Debenture in a lesser denomination, if required) as such Holder may request, in aggregate principal amount equal to the unpaid principal amount of the Debenture or Debentures surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Debenture or Debentures surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Debenture or Debentures so surrendered) and payable to such person or persons or order as may be designated by such Holder.

                  XIV.2. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to the Company (provided that if the holder is a Purchaser or a financial institution, its own agreement will be satisfactory), or in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will issue a new Debenture of like tenor as if the lost, stolen, destroyed or mutilated Debenture were then surrendered for exchange in lieu of such lost, stolen, destroyed or mutilated Debenture.

                                   ARTICLE XV

                      TRANSFER OF AND PAYMENT OF DEBENTURES

                      XV.1.  Notification of Proposed Sale.


                  (a Subject to Section 15.1(b), each holder of a Debenture by acceptance thereof agrees that it will give the Company ten (10) days written notice prior to selling or otherwise disposing of such Debenture. No such sale or other disposition shall be made unless (i) the holder shall have supplied to the Company an opinion of counsel for the holder reasonably acceptable to the Company to the effect that no registration under the Securities Act is required with respect to such sale or other disposition, or (ii) an appropriate registration statement with respect to such sale or other disposition shall have been filed by the Company and declared effective by the Commission.

                  (b If the Holder of a Debenture has obtained an opinion of counsel reasonably acceptable to the Company to the effect that the sale of its Debenture may be made without registration under the Securities Act pursuant to compliance with Rule 144 (or any successor rule under the Securities Act), the holder need not provide the Company with the notice required in Section 15.1(a).

                  XV.2. Payment. So long as a Purchaser shall be the holder of any Debenture, the Company will make payments of principal and interest to such Purchaser no later than 11 a.m. Eastern Time on the date when such payment is due. Payments shall be made by delivery to such Purchaser at such Purchaser's address furnished to the Company in accordance with this Agreement of a certified or official bank check drawn upon or issued by a bank which is a member of the New York Clearinghouse for banks or by wire transfer to such Purchaser's (or such Purchaser's nominee's) account at any bank or trust company in the United States of America.

                                   ARTICLE XVI

                                  MISCELLANEOUS

                  XVI.1. Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, without giving effect to its conflict of laws rules.

                  XVI.2. Survival. Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive
(a) any investigation made by the Purchasers and (b) the Closing.

                  XVI.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  XVI.4. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

                  XVI.5. Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if transmitted by facsimile or delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, return receipt requested, addressed as follows:

         (a   if to the Company:

              Halsey Drug Co., Inc.
              695 N. Perryville Road
              Rockford, Illinois
              Attention: Mr. Michael Reicher
              Chief Executive Officer
              Facsimile: (815) 399-9710

         (b if to a Purchaser, to the address set forth on Exhibit A attached hereto:

or to such other address with respect to any party hereto as such party may from time to time notify (as provided above) the other parties hereto. Any such notice, demand or communication shall be deemed to have been given (i) on the date of delivery, if delivered personally, (ii) on the date of facsimile transmission, receipt confirmed, (iii) one business day after delivery to a nationally recognized overnight courier service, if marked for next day delivery or (iv) five business days after the date of mailing, if mailed. Copies of any notice, demand or communication given to (x) the Company, shall be delivered to St. John & Wayne, L.L.C., Two Penn Plaza East, Newark, New Jersey 07105-2249
Attn.: John P. Reilly, Esq., or such other address as may be directed and (y) any Purchaser, shall be delivered to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, Attention: Robert L. Lawrence, Esq.,
Facsimile: (212) 245-3009, or such other address as may be directed.

                  XVI.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  XVI.7. Rights and Obligations; Severability. Unless otherwise expressly provided herein, each Purchaser's rights and obligations hereunder are several rights and obligations, not rights and obligations jointly held with any other person. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  XVI.8.  Agent's Fees.


                  (a The Company hereby (i) represents and warrants that the Company has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) agrees to indemnify and to hold the Purchasers harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker, person or firm, and the costs and expenses of defending against such liability or asserted liability, including, without limitation, reasonable attorney's fees, arising from any act by the Company or any of the Company's employees or representatives; provided, however, that the Company will have the right to defend against such liability by representative(s) of its own choosing, which representative(s) shall be approved by the Holders of a majority in aggregate principal amount of the Debentures and the Holders of a majority of the Shares (which approval shall not be unreasonably withheld or delayed). In the event that the Company shall fail to undertake the defense within thirty (30) days of any notice of such claim, the Purchasers shall have the right to undertake the defense, compromise or settlement of such claim upon written notice to the Company by holders of a majority in principal amount of the Debentures and the holders of a majority of the Shares and the Company will be responsible for and shall pay all reasonable costs and expenses of defending such liability or asserted liability and any amounts paid in settlement.

                  (b Each Purchaser (i) severally represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby severally agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of an agent's or finder's fee to any broker or other person or firm (and the costs, including reasonable legal fees, and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of its employees or representatives, are responsible.

                  XVI.9. Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement, and the Company will reimburse the Purchasers for all of the reasonable expenses incurred by the Purchasers and their affiliates with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby and due diligence conducted in connection therewith, including the fees and disbursements of counsel and auditors for the Purchasers; provided, however, that the amount of such reimbursement shall not exceed $25,000. Such reimbursement shall be paid on the Closing Date.

                  XVI.10. Litigation. The parties each hereby waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced arising out of this Agreement or by reason of any other cause or dispute whatsoever between them. The parties hereto agree that the State and Federal Courts which sit in the State of New York and the County of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between the Company and such holders, pertaining directly or indirectly to this Agreement or to any matter arising therefrom. The parties each expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in such courts provided that such consent shall not be deemed to be a waiver of personal service of the summons and complaint, or other process or papers issued therein. The choice of forum set forth in this Section 16.10 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any appropriate jurisdiction. The parties each waive any objection based upon forum non conveniens and any objection to venue of any action instituted hereunder.

                  XVI.11. Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  XVI.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  If the Purchaser is in agreement with the foregoing the Purchaser shall sign where indicated below and thereupon this letter shall become a binding agreement between such Purchaser and the Company.

                                                     HALSEY DRUG CO., INC.


                                                     By: /s/ Michael Reicher
                                                         -----------------------
                                                     Michael Reicher
                                                     Chief Executive Officer
Solely as to the Provisions
of Section 9.12(B) hereof

GALEN PARTNERS III, L.P.
By:  Claudius, L.L.C., General Partner

By: /s/ Bruce F. Wesson
    --------------------
        Bruce F. Wesson
        Managing Member



GALEN PARTNERS INTERNATIONAL III, L.P.
By:  Claudius, L.L.C., General Manager

By: /s/ Bruce F. Wesson
    --------------------
        Bruce F. Wesson
        Managing Member

PURCHASERS

ORACLE STRATEGIC PARTNERS, L.P.


By: /s/ Larry Feinberg
    --------------------


GALEN PARTNERS III, L.P.
By:  Claudius, L.L.C., General Partner

By: /s/ Bruce F. Wesson
    --------------------
        Bruce F. Wesson
        Managing Member


GALEN PARTNERS INTERNATIONAL III, L.P.
By:  Claudius, L.L.C., General Partner

By: /s/ Bruce F. Wesson
    --------------------
        Bruce F. Wesson
        Managing Member


GALEN EMPLOYEE FUND III, L.P.
By:  Wesson Enterprises, Inc.

By: /s/ Bruce F. Wesson
    --------------------
        Bruce F. Wesson
        President

/s/ Patrick Coyne
--------------------
PATRICK COYNE


/s/ Alan Smith
--------------------
ALAN SMITH


/s/ Michael Weisbrot
--------------------
MICHAEL WEISBROT

/s/ Susan Weisbrot
--------------------
SUSAN WEISBROT

/s/ Greg Wood
--------------------
GREG WOOD


/s/ Dennis Adams
--------------------
DENNIS ADAMS

/s/ Bernard Selz
--------------------
BERNARD SELZ

                                    EXHIBIT A

                                               Principal Amount of         $1.404           $2.285
      Name and Address of Purchaser            Debenture Purchased        Warrants         Warrants        Purchase Price
      -----------------------------            -------------------        --------         --------        --------------

1.   Oracle Strategic Partners, L.P.             $  5,000,000.00           505,050           505,050         $5,000,000.00

2.   Oracle Strategic Partners, L.P.             $10,000,000.00(1)       1,010,100         1,010,100        $10,000,000.00

3.   Galen Partners III, L.P.                    $ 5,964,583.09(2)         602,483           602,483         $5,964,583.09

4.   Galen Partners International III, L.P.      $   539,900.40(3)          54,535           54,535            $539,900.40

5.   Galen Employee Fund III, L.P.               $    24,424.10(4)           2,467             2,467            $24,424.10

6.   Patrick Coyne                               $    51,178.08(5)           5,169             5,169            $51,178.08

7.   Alan Smith                                  $    13,358.08(6)           1,349             1,349            $13,358.08

8.   Michael and Susan Weisbrot                  $   564,446.96(7)          57,015           57,015            $564,446.96

9.   Greg Wood                                   $   204,712.33(8)          20,678           20,678            $204,712.33

10.  Dennis Adams                                $    300,000.00            30,303           30,303            $300,000.00

11.  Bernard Selz                                $    200,000.00            20,202           20,202            $200,000.00
                                                 ---------------      ------------     ------------         --------------
                  Total                          $ 22,862,603.04      2,309,351.00     2,309,351.00         $22,862,603.04


-------------------------

1 To be funded by Oracle Strategic Partners, L.P. in accordance with the terms of Section 2.1 hereof.

2 Consists of the surrender of convertible bridge notes in the principal amount of $5,590,917 plus accrued and unpaid interest of $373,666.09.

3 Consists of the surrender of convertible bridge notes in the principal amount of $506,077 plus accrued and unpaid interest of $33,823.40.

4 Consists of the surrender of convertible bridge notes in the principal amount of $22,894 plus accrued and unpaid interest of $1,530.10.

5 Consists of (i) the surrender of convertible bridge notes in the principal amount of $25,000 plus accrued and unpaid interest of $1,178.08 and (ii) an additional investment of $25,000.

6 Consists of the surrender of convertible bridge notes in the principal amount of $13,000 plus accrued and unpaid interest of $358.08.

7 Consists of (i) the surrender of convertible bridge notes in the principal amount of $351,222 plus accrued and unpaid interest of $13,224.96 and (ii) an additional investment of $200,000.

8 Consists of (i) the surrender of convertible bridge notes in the principal amount of $100,000 plus accrued and unpaid interest of $4,712.33 and (ii) an additional investment of $100,000.